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                                                                      EXHIBIT 32

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350

                  In connection with the Quarterly Report of Dana Corporation
            (the "Company") on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
            Section 906 of the Sarbanes-Oxley Act of 2003, that to such officer's knowledge:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

            Date: July 26, 2004                     /s/ Michael J. Burns
                                                    -----------------------
                                                    Michael J. Burns
                                                    Chief Executive Officer

                                                    /s/ Robert C. Richter
                                                    ----------------------------
                                                    Robert C. Richter
                                                    Chief Financial Officer


            A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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